YIT
YIT - More life in sustainable cities
Investor presentation
August 2017

Contents

Merger of YIT and Lemminkainen YIT in brief 3 Strategy and
business model 8 Latest highlights 14 Housing Finland and
CEE 19 Housing Russia 29 Business Premises and
Infrastructure 35 Key financials 43 Looking ahead and
conclusions 51 Why invest in YIT? 54 Appendices 58 YIT | 2 |
Investor presentation, August 2017

1 Merger of YIT and Lemminkainen

Summary of the merger

Structure o The combination would be completed via an
all-share absorption merger whereby Lemminkainen would be
merged into YIT o Issuance of new YIT shares as merger
consideration to Lemminkainen's existing shareholders
results in a post-transaction ownership of 60% of the
combined company for YIT's shareholders and 40% for
Lemminkainen's shareholders (assuming none of Lemminkainen
shareholders demands redemption of his/her shares)
Decision-making o Merger plan and combination agreement
between the parties (signed by YIT's and Lemminkainen's BoD
on June 19) o The final decision on the merger is made by
the extraordinary general meetings (EGM; 2/3 majority) of
both companies o Prospectus to be published before the EGMs
Corporate Governance o Proposed Board of Directors: 4 x YIT
and 4 x Lemminkainen o Proposed CEO: Kari Kauniskangas (YIT)
and CFO: Ilkka Salonen (Lemminkainen) o The rest of the
management group of the combined entity will include current representatives of both YIT and Lemminkainen (TBA) o
Appointments conditional on the successful completion of the merger Deal certainty o Voting undertakings from the largest shareholders of both companies representing approximately
20% of shares and votes in YIT and approximately 64% of
shares and votes in Lemminkainen o Final decision on the
merger to be made in EGMs later in the Autumn Valuation
consideration o The shareholders of Lemminkainen will
receive 3.6146 new YIT shares for each share in Lemminkainen as the merger consideration whereby the shareholders of
Lemminkainen will receive 40% ownership in the combined
company (assuming no redemption of opposing shareholders) o
Based on the volume weighted average share prices of YIT and
Lemminkainen during the last three months YIT's shareholders would receive 67.1% and Lemminkainen's shareholders would
receive 32.9% of the combined entity Timing o Announcement
on Monday, June 19 o Targeted publication of prospectus in
late August o Planned date for YIT's and Lemminkainen's EGMs is Tuesday, September 12 o Closing on either November 1,
2017 or January 1, 2018, as possible YIT | 4 | Investor
presentation, August 2017

YIT's and Lemminkainen's recent years in brief

2013 Partial demerger Focus on cash flow and strengthening
balance sheet Improving profitability Seeking growth
Speeding up growth 2014 Turnaround Focus on stronger balance sheet and operational efficiency Seeking growth 2017 Target
to become together a leading urban developer in Northern
Europe YIT | 5 | Investor presentation, August 2017

YIT and Lemminkainen to combine

Deal rationale 1 Strong platform for growth o Target to
become a leader in urban development o More balanced
business portfolio (Infra, Housing, Business Premises,
Partnership Properties) o Wider geographical presence in
several economic regions 2 Synergies and improved
competitiveness o Good references and wide pool of
professional people o Potential for profitability
improvement o Wider opportunities for specialization and
scale 3 Improved financial position and reduced risk profile
o Counter cyclicality of businesses and geographies o Lower
financing costs o Lower dependency on investment demand 4
Enhanced investment case o Significant market value, good
liquidity of the share o Balanced and improved risk profile
o Growing dividend expectation YIT | 6 | Investor
presentation, August 2017

Transaction overview

The transaction would be executed as an absorption merger
whereby Lemminkainen is merged into YIT and thereafter
dissolved 3.6146 new YIT shares 3.6146 new YIT shares would
be issued for each share in Lemminkainen as merger
consideration to the shareholders of Lemminkainen in
exchange for all assets, liabilities and businesses of
Lemminkainen 60% 40% After the transaction the current
shareholders of YIT would own 60% of the combined entity
whereas the current shareholders of Lemminkainen would own
40% (assuming no redemption of opposing shareholders)
Transaction Current owners of YIT 100% YIT All assets,
liabilities and businesses (merger) Lemminkainen 100%
Current owners of Lemminkainen Merger consideration in new
YIT shares Post transaction structure Current owners of YIT
60 Current owners of Lemminkainen 40 Combined YIT and
Lemminkainen YIT | 7 7| Investor presentation, August 2017

# Combined portfolio 2016

**Geographic revenue split, 2016*** (EURm)


YIT
Lemminkäinen
Infrastructure construction and Paving: 552
Building construction incl. housing: 581
Business premises, Housing and Infra: 1,316
Paving and Building construction: 55
Infrastructure construction and Paving: 377
Housing: 269
Infrastructure construction and Paving: 117
Business premises and Housing: 199

## Illustrative combined revenue splits 2016*

**Geographic split***


Baltics, CEE and others
Russia
Scandinavia
Finland

**Operational split***


Paving and maintenance
Housing
Infra projects
Business premises

**Business logic split***


Own based
Contracting-based


Real estate development
New contracting
Residential development
Maintenance, renovation and paving

* Preliminary combined high level illustrative estimates for the geographical, operational and business logic splits reflect the external and internal reporting of YIT and Lemminkäinen prepared under both POC and IFRS principles for the year 2016. Illustrative high level estimates of splits presented are based on a hypothetical situation and are not intended to project the revenue split of the Combined entity in the future. The illustrative information should not be viewed as pro forma information.

YIT | 8 | Investor presentation, August 2017

Lemminkäinen YIT

Combined income statement information (IFRS)

IFRS 1 12/2016 EUR million Combined YIT Lemminkainen Revenue
3,361.0 1,678.3 1,682.7 Operating profit 85.2 17.7 67.6
Operating profit % 2.5% 1.1% 4.0% Adjusted operating profit
89.7 44.7 45.1 Adjusted operating profit %1 2.7% 2.7% 2.7%
The combined illustrative financial information is presented for illustrative purposes only and they should not be
regarded as pro forma financial information. The combined
illustrative income statement information and key figures
are presented as if the business operations would have been
in the same Group starting from the beginning of the year
2016. 1) Adjustments in the Combined adjusted operating
profit are based on YIT's and Lemminkainen's published
financial statement information. YIT | 9 | Investor
presentation, August 2017

Synergy potential

Description Short-term synergies o One top management o
Combined premises and external facility services o IT
expenses o Insurances, audit costs and other savings from
being one listed entity Operational synergies o Skillful
pool of professionals ensuring future growth and sustainable urban development o Unified operations and functions in
overlapping areas o New opportunities within the broadened
international organization o Best practices from both sides, harmonized processes and tools o Scalable solutions in
digitalization o Higher volume of international sourcing
Full EBIT improvement potential per annum EUR 40 million YIT
| 10 | Investor presentation, August 2017

Need for stability over economic cycles

CURRENT CHALLENGES Economic uncertainty Business cyclicality
Risk aversion of creditors Unbalanced capacity NATURE OF
BUSINESS Profitability in EBIT Housing and RED Contracting
Housing Russia Time MARKETS and ECONOMIC CYCLES Scandinavia
CEE Finland Russia Economic cycle YIT | 11 | Investor
presentation, August 2017

Group Strategy Urban development boosts the growth of
balanced business portfolio Urban development HOUSING
BUSINESS PREMISES PARTNERSHIP PROPERTIES INFRASTRUCTURE
Aspects of Urban development Ownership and services
Execution Project development YIT | 12 | Investor
presentation, August 2017

Preliminary financial targets

Long-term financial target Target level ROCE >12 % Dividend
per share Growing annually Equity ratio >40 % Cash flow
Positive after dividend payout To be specified, when merger
is completed and management team starts operation Helsinki
Central Library Helsinki, Finland YIT | 13 | Investor
presentation, August 2017

The combined company

Nominees for the Board of Directors

Board of Directors

Matti Vuoria YIT (Chairman)	**Berndt Brunow** Lemminkäinen (Vice Chairman)	**Erkki Järvinen** YIT	**Harri-Pekka Kaukonen** Lemminkäinen
Inka Mero YIT	**Juhani Mäkinen** Lemminkäinen	**Kristina Pentti-von Walzel** Lemminkäinen	**Tiina Tuomela** YIT

Management

Kari Kauniskangas President and CEO	**Ilkka Salonen** CFO

YIT | 14 | Investor presentation, August 2017

# Post transaction ownership base (based on shareholders on May 31 )

| Shareholder | Shares | %-of total shares |
|---|---|---|
| 1 Varma Mutual Pension Insurance Company | 15,945,976 | 7.6% |
| 2 PNT Group Oy | 15,296,799 | 7.2% |
| 3 Pentti Heikki Oskari Estate | 8,146,217 | 3.9% |
| 4 OP funds | 5,125,392 | 2.4% |
| 5 Forstén Noora Eva Johanna | 5,115,530 | 2.4% |
| 6 Herlin Antti | 4,710,180 | 2.2% |
| 7 Pentti Lauri Olli Samuel | 4,198,846 | 2.0% |
| 8 Elo Mutual Pension Insurance Company | 3,549,055 | 1.7% |
| 9 Ilmarinen Mutual Pension Insurance Company | 3,192,535 | 1.5% |
| 10 Fideles Oy | 3,188,800 | 1.5% |
| 11 The State Pension Fund | 2,975,000 | 1.4% |
| 12 Vimpu Intressenter Ab | 2,873,607 | 1.4% |
| 13 Danske Invest funds | 2,821,025 | 1.3% |
| 14 Pentti-Von Walzel Anna Eva Kristina | 2,749,192 | 1.3% |
| 15 Pentti-Kortman Eva Katarina | 2,715,410 | 1.3% |
| 16 Etera Mutual Pension Insurance Company | 2,662,224 | 1.3% |
| 17 Pentti Timo Kaarle Kristian | 2,368,575 | 1.1% |
| 18 Mariatorp Oy | 2,349,490 | 1.1% |
| 19 Wipunen varainhallinta oy | 2,349,490 | 1.1% |
| 20 Mandatum Life Unit-Linked | 2,100,557 | 1.0% |
| Top 20 total | 94,433,900 | 44.7% |
| Nominee registered | 40,090,483 | 19.0% |
| Other | 76,575,470 | 36.3% |
| **Total shares** | **211,099,853** | **100.0%** |

## Assumptions

- The post transaction shareholders of the combined entity are calculated based on the latest shareholder information and a conversion ratio of 3.6146 YIT shares for each Lemminkäinen share
- As a result of the conversion, the current shareholders of YIT (excluding shares owned by YIT Corporation) would own 60% and the current shareholders of Lemminkäinen (excluding shares owned by Lemminkäinen Corporation) would own 40% of the combined entity assuming none of Lemminkäinen shareholders demands redemption of his/her shares

YIT | 15 | Investor presentation, August 2017

Lemminkäinen YIT

Timetable

2017 June 19 End of August September 12 November 1 /
Beginning of 2018 Announcement Planned publication of merger prospectus YIT and Lemminkainen EGMs On or about first
trading date following the completion: Expected first
trading day of the new shares in YIT issued to
Lemminkainen's shareholders YIT | 16 | Investor
presentation, August 2017

New business model - More out of urban development

KEY ACTIONS

Wider portfolio of development projects Step A o Group
development unit o Plot factory Faster turnover of plot
portfolio Step B o Partnership Properties segment o Improved risk tolerance Ownership and quarterly reporting Step C o
Residential services o Renovation services o Data for value
creation Long-term customerships NEW APPROACH YIT | 17 |
Investor presentation, August 2017

2 YIT in brief

Merenkulkijanranta residential area Helsinki, Finland

# Over 100 years in Finland, over 50 in Russia, growing presence in CEE



**1912** – Allmänna Ingeniörsbyrån Ab (AIB) establishes office in Helsinki

**1960's** – Today's YIT started to form from 3 companies: Perusyhtymä, Yleinen Insinööritoimisto Oy and Insinööritoimisto Vesto Oy

**1961** – Operations in Russia begin

**1980's** – YIT becomes Finland's No.1 construction company

**1995** – YIT Corporation listed on the Stock Exchange

**2000's** – Expansion to the Baltics and CEE in construction services

**2006→** – Investments in land bank and residential development in Russia

**2013** – Demerger of Building Services:
- Both companies large enough to grow independently
- Different strategies and business models
- Meaningful geographical overlap only in Finland
- Better management focus in separate companies

**2015** – Entry to Poland

YIT | 19 | Investor presentation, August 2017

A real estate developer and construction company with solid
track record Revenue by segment*, EUR 1.8 bn 41% Housing
Finland and CEE 15% Housing Russia 44% Business Premises and
Infrastructure Adjusted operating profit by segment, EUR 80
million 59,9 Housing Finland and CEE -2,3 Housing Russia
38,1 Business Premises and Infrastructure Revenue by
geographical area 74% Finland 15% Russia 11% CEE 2016
figures based on segment reporting (POC)

*%-shares excluding other items

YIT | 20 | Investor presentation, August 2017

# Balanced business portfolio


41%
of revenue
in 2016


15%
of revenue
in 2016


44%
of revenue
in 2016

| | HOUSING FINLAND AND CEE | HOUSING RUSSIA | BUSINESS PREMISES AND INFRASTRUCTURE |
|---|---|---|---|
| BUSINESS OPERATIONS | We construct and develop apartments and entire residential areas. | We construct and develop apartments and entire residential areas, and we operate in service and maintenance businesses. | We build offices, shopping centres, care facilities, roads, bridges, rail and metro stations, harbours and more. We also operate in the area of road and street maintenance. |
| OPERATING COUNTRIES | Finland, Estonia, Latvia, Lithuania, the Czech Republic, Slovakia, Poland | **Seven regions in Russia:** Rostov-on-Don, Yekaterinburg, Kazan, Moscow, Moscow region, St. Petersburg, Tyumen | **Business premises:** Finland, Estonia, Latvia, Lithuania, Slovakia<br>**Infra:** Finland |
| CUSTOMERS | Households, private and institutional investors | Primarily households | Businesses, the public sector and institutional investors |
| MAIN COMPETITORS | Lemminkäinen, SRV, Skanska, Bonava, Lehto Group, Lapti, Merko Ehitus, local players in different countries | PIK, LSR, Etalon, SU-155, Lemminkäinen, local players in different cities | Lemminkäinen, SRV, Skanska, NCC, Merko Ehitus, Destia, Kreate, Peab, Consti, Lehto etc. |

YIT | 21 | Investor presentation, August 2017

Our vision - More life in sustainable cities

OUR VISION More life in sustainable cities OUR GROWTH ENGINE
Urban development involving partners OUR DNA Resultoriented
project executor OUR MISSION Creating better living
environments OUR VALUES CARE A STEP AHEAD COOPERATION
PERFORMANCE YIT | 22 | Investor presentation, August 2017

3 Strategy

Konepaja residential area Helsinki, Finland

Revenue growth and healthy profitability througheconomic
cycles Revenue development (EUR million) by business segment
Business Premises and Infrastructure Housing Russia Housing
Finland and CEE International Construction Services
Construction Services Finland Construction Services CAGR
5.7% 2000 743 2001 828 2002 1 112 2003 1 399 2004 1 143 2005
1 296 2006 1 448 2007 1 149 483 1 632 2008 1 144 487 1 631
2009 1 028 356 1 384 2010 1 102 471 1 573 2011 1 227 489 1
716 2012 1 329 600 1 929 2013 656 496 689 1 841 2014 727 474
599 1 800 2015 778 266 616 1 660 2016 728 268 797 1 793
Adjusted operating profit (EBIT) development (EUR million)
by business segment, excluding group costs Business Premises and Infrastructure

Housing Russia Housing Finland and CEE International
Construction Services Construction Services Finland
Construction Services EBIT-% 2000 55 7,4% 2001 61 7,3% 2002
70 6,3% 2003 108 7,7% 2004 102 8,9% 2005 143 11,0% 2006 171
11,8% 2007 133 67 200 12,3% 2008 112 9 121 7,4% 2009 -18 82
64 4,6% 2010 108 35 143 9,1% 2011 117 41 158 9,2% 2012 134
80 214 11,1% 2013 66 70 31 167 9,1% 2014 64 56 20 140 7,8%
2015 56 11 23 90 5,4% 2016 -2 60 38 96 5,3% Note: Segment
level figures (POC), i.e. sum of Construction Services
related segment figures in YIT financial reporting and thus
excluding effect of other items. YIT | 24 | Investor
presentation, August 2017

Focus on reforming our operations

Coach, encourage and train people Improve internal agility
Provide easy-to-use services Reduce construction costs Build
true partnerships Improve capital efficiency YIT | 25 |
Investor presentation, August 2017

Renewed strategy for 2017-2019 More life in sustainable
cities

INNOVATOR FOR LIVING in Housing

GROWTH

INNOVATIVE PARTNER in Business Premises and Infrastructure
Solutions for urban living e.g. affordable apartments Living services Urban development ANNUAL GROWTH 5-10% Performance
leap Higher value-add for customers e.g. hybrids, big infra,
alliances Renovation services YIT | 26 | Investor
presentation, August 2017

We are making a difference

CARE FOR CUSTOMERS o Proactive customer experience
management o WOW service attitude o Digital customer journey
VISIONARY URBAN DEVELOPMENT o Strengthened long-term city
development o Hybrid and area development o Concepts
PASSIONATE EXECUTION o Latest knowledge and more diversity o
Empowered teams o Standardisation and pre-fabrication
INSPIRING LEADERSHIP o Involving and encouraging people o
Network excellence o Preferred employer YIT | 27 | Investor
presentation, August 2017

Financial targets

Long-term financial target Target level Outcome 2016 Revenue growth 5-10% annually on average 8%, 9% at comp. fx Return
on investment 15% 4.7% (7.0%)* Operating cash flow after
investments Sufficient for dividend payout EUR -43.1 million
Equity ratio 40% 35.1% Dividend payout 40 to 60% of net
profit for the period 373.3% (95.3%)** All figures according to segment reporting (POC)

*Calculated with adjusted EBIT **Calculated with adjusted
EPS

YIT | 28 | Investor presentation, August 2017

4 Latest highlights Vapo office Vantaa, Finland

Key messages in Q2/2017

o Strong residential sales for consumers in Finland and CEE
o Operating profit turned positive in Housing Russia despite of weak demand and sales o Profitability of Business
Premises and Infrastructure was satisfactory o Guidance
raised in July o YIT to establish a new Partnership
Properties segment in the beginning of 2018 o YIT and
Lemminkainen to combine, as announced on June 19, 2017

YIT | 30 | Investor presentation, August 2017

Group Profitability improved

o Revenue remained stable y-o-y o Profitability improved
y-o-y due to improvement in Housing segments o Order backlog remained stable q-o-q Revenue and adjusted operating profit
margin (EUR million, %) 2016: EUR 1,784 million, 4.5%
1-6/2017: EUR 937 million, 4.5% -1% 2016 Q1 3,3% 362 Q2 4,3%
464 Q3 4,3% 444 Q4 5,6% 514 2017 Q1 3,5% 479 Q2 5,5% 458
Revenue Adjusted operating profit margin Order backlog (EUR
million) -2% 3/2017 843 475 1 301 2 618 6/2017 909 392 1 264
2 566 Housing Finland and CEE Housing Russia All figures
according to segment reporting (POC)

Note: The adjusted operating profit margin does not include
material reorganisation costs, impairment or other items
impacting comparability

YIT | 31 | Investor presentation, August 2017

EBIT-bridge Q2/2016-Q2/2017

o Positive EBIT development in Housing Finland and CEE due
to strong consumer sales o In Housing Russia, positive
development due to improving gross margins o In Business
Premises and Infrastructure, strong comparison period due to
Tripla project o Adjustments include EUR 1.1 million cost
related to the merger preparations Adjusted operating profit
(EUR million), change Q2/2016-Q2/2017: 24% YIT Group Q2/2016
20,2 Housing Finland and CEE Volume 1,3 Profitability 2,7
Housing Russia Volume 0,4 Profitability 3,1 Business
Premises and Infrastructure Volume -1,4 Profitability -2,0
Other items 0,2 FX-impact 0.5 YIT Group Q2/2017 25,0 YIT |
32 | Investor presentation, August 2017

Projects in Finland in Q2

o All the large projects proceeded according to plan o The
final agreement on implementation of hotel for the Tripla
project signed with value of approximately EUR 88 million o
The occupancy rate of Mall of Tripla increased to over 50%
at the end of review period ahead of schedule o The leasing
rate of the Kasarmikatu office property in Helsinki reached
to 100% o Regarding the sales process of the project, based
on the price and terms indications from potential investors
and ongoing further negotiations YIT estimates that the
transaction will be completed by the end of 2017 Kasarmikatu
21 office project Helsinki, Finland YIT | 33 | Investor
presentation, August 2017

5 Housing Finland and CEE Kasarmikatu 21 office project
Helsinki, Finland

Housing Finland and CEE Operating environment in Finland in
Q2

o Consumer confidence was on a record high level o
Residential investors were more selective, demand focused on capital region Consumer confidence 30 25 20 15 10 5 0 -5
2013 2014 2015 2016 2017 Consumer confidence Long-term
average o Consumer demand was on a good level, no signs of
overheating o Demand especially for affordable apartments in the growth centres was on a good level o Demand for larger
apartments continued to improve Prices of old apartments
(index 2010=100) 120 115 110 105 100 95 2013 2014 2015 2016
2017 Finland Capital region Rest of Finland o Mortgage
interest rates stayed on a low level and margins continued
to decrease o The volume of new housing loans decreased
y-o-y New drawdowns of mortgages and average interest rate
(EUR million, %) 2 000 5,0 1 800 1 600 4,0 1 400 1 200 3,0 1
000 800 2,0 600 400 1,0 200 0 0,0 2013 2014 2015 2016 2017
New drawdowns of mortgages, left axis Average interest rate
of new loans, right axis Sources: Statistics Finland and
Bank of Finland YIT | 35 | Investor presentation, August
2017

Housing Finland and CEE Sales and start-ups in Finland in Q2

Sold apartments (units) 2016: 2,730 1 6/2017: 1,615 2016 Q1
314 298 612 Q2 373 332 705 Q3 291 264 555 Q4 618 240 858
2017 Q1 509 317 826 Q2 461 328 789 To consumers To investors
(funds) Apartment start-ups (units) 2016: 2,877 1 6/2017:
1,871 2016 Q1 555 262 817 Q2 380 277 657 Q3 634 185 819 Q4
416 168 584 2017 Q1 577 213 790 Q2 776 305 1081 To consumers
To investors (funds) o Consumer sales increased by 23% o
Share of units sold to consumers: 58% (Q2/2016: 53%) o Seven residential projects sold to investors were started in Q2

o In July, estimated sales to consumers are around 110 units
(7/2016: around 90 units) YIT | 36 | Investor presentation,
August 2017

Housing Finland and CEE Operating environment in the CEE
countries in Q2

o Residential demand was on a good level especially in
Slovakia, the Czech Republic and Latvia Consumer confidence
10 5 0 -5 -10 -15 -20 -25 -30 -35 -40 2013 2014 2015 2016
2017 o Prices of new apartments increased slightly on
average o Shortage of resources caused cost pressure
especially in the Czech Republic and Slovakia House price
index, new dwellings (2010=100) 220 200 180 160 140 120 100
80 2013 2014 2015 2016 o Interest rates of mortgages
remained on a low level o Consumers' access to financing
remained good Average interest rate of mortgages (%) 7,0

6,0

5,0

4,0

3,0

2,0

1,0

0,0

2013 2014 2015 2016 2017 Estonia Latvia Lithuania The Czech
Republic Slovakia Poland Sources: European Commission,
Eurostat and National Central Banks YIT | 37 | Investor
presentation, August 2017

Housing Finland and CEE Sales and start-ups in the CEE
countries in Q2

Sold apartments (units) 2016: 1,197 1-6/2017: 608 2016 Q1
201 Q2 235 Q3 201 Q4 320 240 560 2017 Q1 250 106 356 Q2 252
Consumer sales Co-operative or housing fund Apartment
start-ups (units) 2016: 1,300 1-6/2017: 752 2016 Q1 316 Q2
489 Q3 286 Q4 90 209 2017 Q1 402 Q2 350 Consumer start-ups
Co-operative tot o Number of units sold to consumers grew by
7% y-o-y o Number of start-ups decreased by 28% o New
projects started in Prague, Czech Republic; Bratislava,
Slovakia and Warsaw, Poland, among others o In July,
estimated sales to consumers are around 80 units (7/2016:
around 60 units) YIT | 38 | Investor presentation, August
2017

Housing Finland and CEE The production volume (units)
continued to grow in Q2

o Number of unsold completed apartments on a low level o
High number of start-ups in Finland decreased the sales rate of the inventory o The share of CEE of the sales portfolio
(units) 43% (6/2016: 49%) Apartment inventory (units) 2016
Q1 60% 5 482 381 5 863 Q2 57% 5 619 352 5 971 Q3 52% 5 817
335 6 152 Q4 61% 5 885 352 6 237 2017 Q1 63% 6 150 282 6 432
Q2 59% 6 552 262 6 814 Under construction Completed, unsold
Sales rate, % YIT | 39 | Investor presentation, August 2017

Housing Finland and CEE Revenue, adjusted operating profit
and ROCE in Q2

o Revenue increased by 8% y-o-y, good development especially in the CEE countries o Operating profit and profitability
improved due to strong consumer sales both in Finland and
CEE o ROCE continued to improve and was almost 17% Revenue
(EUR million) 2016: EUR 728 million 1-6/2017: EUR 445
million 8% 2016 Q1 166 Q2 185 Q3 167 Q4 210 2017 Q1 245 Q2
200 Adjusted operating profit and adjusted operating profit
margin (EUR million, %) 2016: EUR 59.9 million, 8.2%
1-6/2017: EUR 39.1 million, 8.8% 25% 2016 Q1 7,7% 12,9 Q2
8,5% 15,8 Q3 7,7% 12,9 Q4 8,7% 18,4 2017 Q1 7,9% 19,4 Q2
9,9% 19,8 Adjusted operating profit Adjusted operating
profit margin Return on capital employed1 (EUR million, %)
6/2016 11,6 441,4 54,3 9/2016 12,3% 432,0 54,8 12/2016 13,4%
453,5 59,9 3/2017 15,8% 397,3 66,4 6/2017 16,9% 393,9 70,4
Capital employed Operating profit, 12 month rolling Return
on capital employed All figures according to segment
reporting (POC). 1As of the beginning of 2017, in order to
clarify its financial figures terminology, YIT starts to use the terms Capital Employed and Return on Capital Employed
(ROCE) for segment reporting instead of previously used
Operative Invested Capital and Return on Operative Invested
Capital (ROI). The formulas for these financial figures
remain untouched.

YIT | 40 | Investor presentation, August 2017

Housing Finland and CEE Profitability improved in H1

o In H1, the revenue increased by 27% due to good consumer
sales and plot sales o Operating profit increased by 37% and profitability improved o The increased share of consumer
sales in Housing Finland and CEE is likely to have a
moderate positive impact on the adjusted operating profit of the segment but the impacts of the shift to consumers will
be visible in the result gradually. CAGR +5% 2008 4,1% 500
2009 5,4% 472 2010 11,3% 600 2011 10,8% 629 2012 12,9% 643
2013 10,1% 656 2014 8,8% 727 2015 7,2% 778 2016 8,2% 728
1-6/2016 351 8,2% 1-6/2017 445 8,8% Revenue, EUR million
Operating profit margin* * Excluding adjustments. Note: The
historical figures for 2008-2012 are calculated for
illustrative purposes and are not completely comparable with
YIT(acute accent)s segment structure. The main difference is in the division of fixed costs, which in the historical
figures are weighted according to revenue and in the
official figures are more accurately allocated according to
each segments estimated true share of the fixed costs. YIT |
41 | Investor presentation, August 2017

Impact of the mix in Finnish housing

o Target to increase the share of consumer sales by
improving affordability of the apartments

EBIT-% ROCE-%

Bundles of apartments from consumer projects to investors o
High capital employed o Lower EBIT margin than in consumer
sales Higher consumer sales would reduce the need to use
bundle deals to manage the inventory of unsold apartments
Consumer projects o High capital employed o Highest EBIT
margin Investor projects o Low capital employed o Lower EBIT
margin than in consumer projects YIT | 42 | Investor
presentation, August 2017

Smartti concept launched and nine projects started in 2016

Almost 420 Smartti apartments started in 2016 Oulu Kuopio
Jyvaskyla Lappeenranta Lahti Vantaa Riihimaki Kirkkonummi
Kaarina Tampere o Smartti, a new affordable and flexible
housing concept successfully launched in spring 2016 o
Affordable, yet stylish homes with standardized modularity
and pre-fabrication o Nine Smartti projects started in
Finland in H2/2016 according to targets - demand has been
very good o The Smartti innovations will also be utilised in more traditional production o Ambition to introduce "Smartti ideology" to other operating countries o Customer pays 15%
of debt-free price when signing the contract and remaining
15% when the home is about to be completed. 70% is
cooperative mortgage with a five-year grace period YIT | 43
| Investor presentation, August 2017

6 Housing Russia Inkeri residential project St. Petersburg,
Russia

Housing Russia Operating environment in Q2

o Consumers continued to be cautious despite the
stabilisation of the Russian economy o The decline of
consumer purchase power seems to have stopped EUR/RUB
exchange rate 95 85 75 65 55 45 35 2013 2014 2015 2016 2017
o Consumer demand for housing stayed weak o Residential
prices remained stable on average Prices of new apartments
(index 2012=100) 135 130 125 120 115 110 105 100 95 90 2013
2014 2015 2016 2017 Moscow Yekaterinburg Rostov-on-Don Kazan
St. Petersburg o Mortgage interest rates for new apartments
continued to decrease and are below the level of 11% o The
key rate cuts further increased expectations of a decrease
in interest rates Mortgage stock and average interest rate
(RUB billion, %) 5 000 16,0 4 500 14,0 4 000 12,0 3 500 10,0
3 000 8,0 2 500 2 000 6,0 1 500 4,0 1 000 2,0 500

0 0,0 2013 2014 2015 2016 2017 Mortgage stock, left axis
Average interest rate of new loans, right axis Sources:
Bloomberg, YIT and Central Bank of Russia YIT | 45 |
Investor presentation, August 2017

Housing Russia Sales and start-ups in Q2

Sold apartments (units) and share of sales financed with a
mortgage (%) 2016: 3,523 (51%) 1 6/2017: 1,130 (54%) 2016 Q1
54% 892 Q2 50% 826 Q3 52% 880 Q4 49% 925 2017 Q1 52% 546 Q2
56% 584 Sold apartments Financed with a mortgage, %
Apartment start-ups (units) 2016: 2,782 1 6/2017: 1,231 2016
Q1 782 Q2 389 Q3 486 Q4 1 125 2017 Q1 741 Q2 490 o Number of
sold units decreased by 29% y-o-y o No changes in price
lists o Start-ups on a low level o Share of sales financed
with mortgages continued on a stable level o In July,
consumer sales estimated to be around 200 units (7/2016:
around 200 units) YIT | 46 | Investor presentation, August
2017

Housing Russia YIT Service responsible already for 37,000
clients

o Number of completions on a high level: 1,667 units o High
number of completions had an negative effect on the sales
rate and number of completed unsold

o At the end of June, YIT Service was responsible for the
maintenance and the living services of over 30,000
apartments (3/2017: over 23,000) and in total 37,000 clients
(incl. parking spaces 8 446 8 685 7 889 and business
premises) Apartment inventory (units) 2016 Q1 43% 8 446 449
8 895 Q2 49% 8 685 345 9 030 Q3 49% 7 889 366 8 255 Q4 37% 6
626 414 7 040 2017 Q1 33% 6 763 278 7 041 Q2 25% 5 586 537 6
123 Under construction Completed, unsold Sales rate, %
Apartments under construction by area (units) 2016 Q1 3 211
2 349 2 886 8 446 Q2 3 211 2 357 3 117 8 685 Q3 2 956 2 481
2 452 7 889 Q4 2 271 2 695 1 660 6 626 2017 Q1 2 271 2 556 1
936 6 763 Q2 1 371 2 068 2 147 5 586 St. Petersburg Moscow
Russian regions YIT | 47 | Investor presentation, August
2017

# Housing Russia

# Revenue, adjusted operating profit and ROCE in Q2

- Revenue decreased by 8% at comparable FX
- Operating profit was positive in Q2 due to improved gross margins
- Capital employed decreased due to weakened ruble q-o-q, ROCE was on an unsatisfactory level

**Revenue** (EUR million)

2016: EUR 268 million

1–6/2017: EUR 122 million



7%
49
59
76
84
58
63
Q1
Q2
Q3
Q4
Q1
Q2
2016
2017

**Adjusted operating profit and adjusted operating profit margin** (EUR million, %)[1]

2016: EUR -2.3 million, -0.9%

1–6/2017: EUR -0.4 million, -0.4%



n.a.
-3.1
-2.7
0.7
2.8
-1.8
1.3
-6.3%
-4.6%
0.9%
3.3%
-3.1%
2.1%
Q1
Q2
Q3
Q4
Q1
Q2
2016
2017
Adjusted operating profit
Adjusted operating profit margin

**Return on capital employed**[2] (EUR million, %)



388.5
362.8
405.1
430.9
398.7
-13.6
-31.4
-29.3
-28.0
-24.0
-3.3%
-8.4%
-7.6%
-6.9%
-6.1%
6/2016
9/2016
12/2016
3/2017
6/2017
Capital employed
Operating profit, 12 month rolling
Return on capital employed

All figures according to segment reporting (POC).
[1]EUR 27 million cost booked in Q3/2017 result from Housing Russia
[2]As of the beginning of 2017, in order to clarify its financial figures terminology, YIT starts to use the terms Capital Employed and Return on Capital Employed (ROCE) for segment reporting instead of previously used Operative Invested Capital and Return on Operative Invested Capital (ROI). The formulas for these financial figures remain untouched.

YIT | 48 | Investor presentation, August 2017

Housing Russia Operating profit improved y-o-y in H1

o Revenue decreased by 9% y-o-y at comparable exchange rates due to low residential sales o The operating profit was
weighed down by the lower apartment sales compared to
previous year, though better gross margin levels had a
positive impact CAGR -4% 2008 372 2009 307 2010 413 2011 393
2012 463 2013 496 2014 474 2015 266 2016 268 1-6/2016 49
1-6/2017 58 Revenue, EUR million Operating profit margin*
*Excluding adjustments Note: The historical figures for
2008-2012 are calculated for illustrative purposes and are
not completely comparable with YIT(acute accent)s segment
structure. The main difference is in the division of fixed
costs, which in the historical figures are weighted
according to revenue and in the official figures are more
accurately allocated according to each segments estimated
true share of the fixed costs. YIT | 49 | Investor
presentation, August 2017

7 Business Premises and Infrastructure Tripla Helsinki,
Finland

Business Premises and Infrastructure Operating environment
in Q2

o Investor demand for business premises in prime growth
centres was on a good level in Finland o In Finland, the
good overall market sentiment supported private investments
Confidence indicators in Finland 30 20 10 0 -10 -20 -30 -40
2013 2014 2015 2016 2017 Manufacturing Construction Services
Retail trade o The Finnish tender market and infrastructure
market were active especially in the capital region and
growth centres Volume of new construction in Finland (index
2010=100) 140 130 120 110 100 90 80 70 60 50 2012 2013 2014
2015 2016 2017 Commercial and office premises Public service premises Industrial and warehouse o Investor demand for
business premises was good in the Baltic countries and
Slovakia o Tender market remained stable in the Baltic
countries Retail trade confidence in the Balticcountries and
Slovakia 25 20 15 10 5 0 -5 -10 -15 2013 2014 2015 2016 2017
Estonia Latvia Lithuania Slovakia Sources: EK Confederation
of Finnish Industries, Statistics Finland and European
Commission YIT | 51 | Investor presentation, August 2017

Business Premises and Infrastructure Revenue, adjusted
operating profit and ROCE in H1

o Revenue decreased by 11% due to started revenue
recognition of Tripla project in the comparison period o
Operating profit decreased by 27% y-o-y, profitability back
on a satisfactory level o Capital employed increased due to
investments in the Tripla project

Revenue (EUR million) 2016: EUR 797 million 1-6/2017: EUR
376 million -11% 2016 Q1 149 Q2 223 Q3 203 Q4 222 2017 Q1
179 Q2 197 Adjusted operating profit and adjusted operating
profit margin (EUR million, %) 2016: EUR 38.1 million, 4.8%
1-6/2017: EUR 14.1 million, 3.7% -27% 2016 Q1 6,0 4,0% Q2
12,7 5,7% Q3 8,2 4,0% Q4 11,2 5,0% 2017 Q1 4,7 2,6% Q2 9,3
4,7% Adjusted operating profit Adjusted operating profit
margin Return on operative invested capital (EUR million, %)
6/2016 173,3 18,3% 25,6 9/2016 197,6 16,7% 34,6 12/2016
183,9 21,6% 38,1 3/2017 182,5 19,5% 36,8 6/2017 217,9 17,1%
33,4 Capital employed Operating profit, 12 month rolling
Return on capital employed All figures according to segment
reporting (POC) 2015 figures restated due to transfer of
YIT's equipment business from Other items to Business
Premises and Infrastructure YIT | 52 | Investor
presentation, August 2017

Business Premises and Infrastructure Revenue stable,
profitability decreased in H1

o Revenue was stable y-o-y in H1 o Profitability was low due to weakened margins in certain projects in the CEE countries and seasonality of infra CAGR 0% 2008 777 9,3% 2009 599 7,5%
2010 561 6,6% 2011 694 6,2% 2012 823 6,5% 2013 689 4,5% 2014
599 3,4% 2015 616 3,7% 2016 797 4,8% 1-6/2016 372 5,0%
1-6/2017 376 3,7% Revenue, EUR million Operating profit
margin* * Excluding adjustments Note: The historical figures for 2008-2012 are calculated for illustrative purposes and
are not completely comparable with YIT(acute accent)s
segment structure. The main difference is in the division of fixed costs, which in the historical figures are weighted
according to revenue and in the official figures are more
accurately allocated according to each segments estimated
true share of the fixed costs. YIT | 53 | Investor
presentation, August 2017

Tripla project: Pasila, Helsinki in the future

YIT | 54 | Investor presentation, August 2017

# Tripla project supports growth in the coming years

## Tripla project in brief

- EUR 1 billion hybrid project: offices, shopping and congress center, hotels, public transport terminal and apartments
- Combines the breadth of YIT know-how in different areas of construction
- Project length ~ 10 years, constructed in phases
- Located in Pasila ~3.5 km away from the Central Railway Station of Helsinki
- Connection point for all rail traffic in HMA
- Daily people flow through Pasila railway station ~80,000
- 500,000 persons within the reach of 30 min by public transportation

## Indicative value split

| | |
|---|---|
| Parking and foundations | ~10% |
| Mall of Tripla | ~40-50% |
| Business park offices | ~10% |
| Hotel | ~5-10% |
| Railway station and HQ offices | ~10-15% |
| Residential | ~10-15% |

Note: The charts are an illustration of YIT's perception on a general level and do not reflect the actualized figures of YIT Group.

## Current topics

- ✓ Final agreement on the implementation of the hotel signed in April 2017, preliminary value approximately EUR 88 million
- ✓ Leasing negotiations for office facilities under way
- ✓ Customer register is gathered for the housing construction project

YIT | 55 | Investor presentation, August 2017

# Mall of Tripla in a nutshell

### What has been achieved so far?

- Valid building permits and required decisions from public authorities obtained
- Financing package of ~EUR 300 million secured
- Investor deals closed, value ~EUR 600 million
- Foundation works, excavation and piling done
- Revenue and profit recognition started
- Over 50% of the premises rented out, anchor tenants secured

**JOINT VENTURE PARTNERS (JV)**

| YIT | etera | ONVEST | Fennia |
|---|---|---|---|
| 38.75% | 38.75% | 15% | 7.5% |

**Illustration of revenue recognition***



2016
2017
2018
2019

*Based on the assumption that YIT won't reduce its shareholding during the construction. Figures illustrative.

**Revenue recognition principles**

- Revenue and EBIT recognition in line with construction progress
- However, 38.75% will be recognised as revenue and EBIT after YIT sells its share in the JV
- YIT has the right to reduce its shareholding to 20% during the construction
- YIT may sell the remainder of its shareholding at the earliest 3 years after the shopping centre is completed

YIT | 56 | Investor presentation, August 2017

The largest ongoing projects in the segment

The largest ongoing self-developed business premises
projects

Project, location Value, EUR million Project type Business
type Completion rate, % Estimated completion Sold/ for sale
Leasable area, sq.m. Mall of Tripla, Helsinki ~600 Retail
Self-developed 32% 2019 YIT's ownership 38,75% 85,000
Kasarmikatu 21, Helsinki n/a Office Self-developed 69% 12/17
YIT's ownership 40% 16,000 K3 Wihuri, Vantaa n/a Logistics/
Office Self-developed 35% 4/18 Sold 25,000 K3 Posti
terminal, Vantaa ~29 Logistics Self-developed 6% 6/18 Sold
26,000 Extension of Business Park Rantatie, Helsinki ~25
Office Self-developed 85% 11/17 Sold 6,000 The largest
ongoing business premises and infrastructure contracts

Project Value, EUR million Project type Business type
Completion rate, % Estimated completion E18 Hamina-Vaalimaa
motorway ~260 Infra PPP 83% 12/18 Tampere light railway ~110
Infra Alliance model 8% 12/21 Myllypuro Campus, Metropolia
~70 Public premises Project management contract 9% 8/19
Helsinki Central Library ~50 Public premises Project
management contract 28% 9/18 Naantali CHP power plant ~40
Infra Alliance model 99% 9/17 YIT | 57 | Investor
presentation, August 2017

8 Key financials

# Key figures

| EUR million | 4–6/2017 | 4–6/2016 | Change | 1–6/2017 | 1–6/2016 | Change | 1–12/2016 |
|---|---|---|---|---|---|---|---|
| Revenue | 457.8 | 463.7 | -1% | 937.0 | 826.1 | 13% | 1,783.6 |
| Operating profit | 24.0 | 20.2 | 19% | 40.7 | 32.2 | 26% | 52.9 |
| Operating profit margin, % | 5.2% | 4.3% | | 4.3% | 3.9% | | 3.0% |
| Adjusted operating profit | 25.0 | 20.2 | 24% | 41.7 | 32.2 | 29% | 79.9 |
| Adjusted operating profit margin, % | 5.5% | 4.3% | | 4.5% | 3.9% | | 4.5% |
| Adjustments | -1.1 | | | -1.1 | | | -27.0 |
| Order backlog | 2,565.7 | 2,714.1 | -5% | 2,565.7 | 2,714.1 | -5% | 2,613.1 |
| Profit before taxes | 19.5 | 10.2 | 90% | 32.1 | 9.5 | Over hundred % | 13.8 |
| Profit for the review period[1] | 15.5 | 7.9 | 97% | 24.4 | 7.3 | Over hundred % | 7.4 |
| Earnings per share, EUR | 0.12 | 0.06 | 97% | 0.19 | 0.06 | Over hundred % | 0.06 |
| Operating cash flow after investments, excluding discontinued operations | 8.8 | 26.2 | -66% | 49.7 | 1.1 | Over thousand % | -43.1 |
| Return on investment, last 12 months, % | 5.6% | 5.0% | | 5.6% | 5.0% | | 4.7% |
| Equity ratio, % | 34.6% | 36.4% | | 34.6% | 36.4% | | 35.1% |
| Interest-bearing net debt (IFRS) | 573.3 | 556.6 | 3% | 573.3 | 556.6 | 3% | 598.6 |
| Gearing (IFRS), % | 115.0% | 104.8% | | 115.0% | 104.8% | | 112.3% |
| Personnel at the end of the period | 5,776 | 5,632 | 3% | 5,776 | 5,632 | 3% | 5,261 |

[1]Attributable to equity holders of the parent company
All figures according to segment reporting (POC), unless otherwise noted
Note: The adjusted operating profit does not include material reorganisation costs or impairment

YIT | 59 | Investor presentation, August 2017

ROI continued to improve in Q2

o Invested capital remained stable q-o-q o ROI continued to
improve o Target to reduce capital employed in Russia by
approximately RUB 6 billion by the end of 2018 Invested
capital (EUR million) 2016 Q1 1 141 Q2 1 103 Q3 1 131 Q4 1
175 2017 Q1 1 143 Q2 1 127 Return on investment1 (%),
rolling 12 months 2016 Q1 4,7% Q2 5,0% Q3 3,6% Q4 4,7% 2017
Q1 5,2% Q2 5,6% All figures according to segment reporting
(POC)

1EUR 27 million cost booked in Q3/2016 result from Housing
Russia

YIT | 60 | Investor presentation, August 2017

Cash flow in Q2

o Cash flow decreased o In addition, dividend of EUR 27.6
million paid in Q2 Operating cash flow after investments,
excluding discontinued operations (EUR million) Long-term
target: Sufficient operating cash flow after investments,
excluding discontinued operations, for dividend payout 2016
Q1 -25 144 Q2 26 56 Q3 -23 22 Q4 -21 -43 2017 Q1 41 23 Q2 9
5 Operating cash flow after investments, excluding
discontinued operations Rolling 12 months Cash flow of plot
investments and investment in associated companies and JVs
in shares (EUR million) 2016 Q1 53 Q2 14 42 Q3 6 7 Q4 32 16
2017 Q1 32 11 Q2 25 7 Cash flow of investments in associated companies and JVs in shares Cash flow of plot investments
YIT | 61 | Investor presentation, August 2017

Net debt increased in Q2

o Net debt increased moderately due to dividend payout and
plot investments o EUR 30 million already refinanced of the
EUR 41.2 million maturing in H2 Interest-bearing debt (EUR
million), IFRS 2016 Q1 555 122 677 Q2 557 72 628 Q3 578 67
33 678 Q4 599 66 35 700 2017 Q1 551 78 39 668 Q2 573 35 40
649 Interest-bearing receivables Cash and cash equivalents
Net debt Maturity structure of long-term debt 6/2017 (EUR
million) 1 2017 41,2 2018 10,5 2019 50,0 2020 129,6 2021
50,0 1 Excluding construction stage financing YIT | 62 |
Investor presentation, August 2017

Plots in the balance sheet by segments and geography

Plot reserves in the balance sheet 6/2017, (EUR million) In
total EUR 597 million Business Premises and Infrastructure
85 Housing Russia 2391 Housing Finland and CEE 273 Finnish
housing 144 CEE housing 129 1Includes Gorelovo industrial
park Division by geography in Finnish housing HMA, incl.
Tripla residential 59% Rest of Finland 41% Division by
geography in Business Premises and Infrastructure HMA, incl.
Tripla 55% Rest of Finland 34% CEE 12% YIT | 63 | Investor
presentation, August 2017

Plot reserve consists of own plots, pre-agreements and
rental plots Plot reserve in thousand floor square metres
6/2017, consists of own plots, pre-agreements and rental
plots, 5.4 million floor sq. m in total (Q1/2017: 5.1)
Finnish housing, total 2.0 million floor sq.m 40% 35% 25%
Average annual use of plot reserves ~150,000 200,000 floor
sq.m. ~ 70% of the own and rental plots have confirmed
zoning CEE housing, total 0.6 million floor sq.m 5% 95%
Average annual use of plot reserves ~80,000 120,000 floor
sq.m. Housing Russia, total 2.2 million floor sq.m 25% 75%
Average annual use of plot reserves 150,000 200,000 floor
sq.m. Business Premises and Infrastructure, total 0.6
million floor sq.m 5% 0% 95% Average annual use of plot
reserves ~30,000 70,000 floor sq.m. Own Rental
Pre-agreements YIT | 64 | Investor presentation, August 2017

Financial key ratios in Q2

o Gearing and equity ratio impacted by the weakened ruble
and dividend payout o Net debt/EBITDA (IFRS) continued to
improve Gearing (%) 2016 Q1 89,6 108,6 Q2 82,5 104,8 Q3 91,8
118,9 Q4 83,3 112,3 2017 Q1 72,8 103,6 Q2 87,0 115,0 POC
IFRS Financial covenant tied to gearing (maximum level of
150.0%, IFRS) in the syndicated RCF agreement and in some
bank loans. Equity ratio (%) 2016 Q1 34,1 31,5 Q2 36,4 32,9
Q3 33,8 30,1 Q4 35,1 31,2 2017 Q1 35,4 31,1 Q2 34,6 30,7 POC
IFRS Financial covenant tied to the equity ratio (minimum
level of 25.0%, IFRS) in bank loans, the syndicated RCF
agreement and the bonds issued in 2015 and 2016. Net
debt/EBITDA (Multiple, x) 2016 Q1 6,9 6,1 Q2 6,5 8,1 Q3 8,9
12,3 Q4 6,8 12,3 2017 Q1 5,5 10,3 Q2 6,0 8,6 POC IFRS YIT |
65 | Investor presentation, August 2017

Ruble weakened in Q2

Revenue split Q2/2017 (POC) EUR 14% RUB 83% Other 3% Impact
of changes in foreign exchange rates (EUR million) Q2/2017
1-6/2017 Revenue, POC1 9.2 23.1 Adjusted EBIT, POC1 0.5 0.4
Order backlog, POC2 -44.5 -44.5 Equity, IFRS (translation
difference)2 -49.4 -49.4 1 Compared to the corresponding
period in 2016 2 Compared to the end of previous quarter
Principles of managing currency risks:

o Sales and project costs typically in same currency, all
foreign currency items hedged o no transaction impact o
Currency positions affecting the income statement, such as
loans to subsidiaries, are hedged o Equity and equity-like
investments in foreign currency not hedged o Considered to
be of permanent nature o FX changes recognized as
translation difference in equity o Invested capital in
Russia in 6/2017: o Equity and equity-like investments: EUR
349.5 million o Loans to subsidiaries: EUR 34.8 million
EUR/RUB exchange rates 1-6/2017 1-6/2016 Average rate
62.7434 78.3384 Quarter-end rate 67.5449 71.5200 YIT | 66 |
Investor presentation, August 2017

Dividend for 2016: EUR 0.22

Dividend / share (EUR) Note: Historical figures prior to
2013 are YIT Group pre demerger 1996 0,07 1997 0,09 1998
0,11 1999 0,15 2000 0,19 2001 0,22 2002 0,23 2003 0,30 2004
0,35 2005 0,55 2006 0,65 2007 0,80 2008 0,50 2009 0,40 2010
0,65 2011 0,70 2012 0,75 2013 0,38 2014 0,18 2015 0,22 2016
0,22 YIT | 67 | Investor presentation, August 2017

9 Looking ahead and conclusions

# Market outlook, expectations for 2017

## Finland

- Consumer demand to remain on a good level
- Investor activity to decline slightly, the importance of location remains significant
- Residential price polarisation between growth centres and other Finland to continue
- Availability of mortgages to remain good
- Tenant interest for business premises to pick up slightly in the growth centres. Investor activity on a good level, focus on especially prime locations in the capital region
- Business premises contracting to remain active
- New infrastructure projects to revitalise the market
- Construction costs expected to increase slightly
- Construction volume growth expected to slow down
- Bank regulation and increased capital requirements might have an impact on the construction and real estate development
- The increased competition for skilled labour due to high construction activity expected to continue

## Russia

- Macro environment to remain stable on the current level, the stabilisation of the economy expected to have a moderate, positive impact on the residential market
- The weakening of ruble and expectations of decrease of interest rate to influence consumer behaviour
- Residential prices stable
- Residential demand to focus on affordable apartments
- Construction cost inflation to remain on a moderate level

## CEE

- Residential demand to remain on a good level
- Good access to financing, low interest rates to support the residential demand
- Residential prices to remain stable or increase slightly
- Shortage of resources to increase construction cost inflation

YIT | 69 | Investor presentation, August 2017

Guidance for 2017 raised (segment reporting, POC)on July
13,2017 The Group revenue is estimated to grow by 5-12%. The adjusted operating profit1 is estimated to be in the range
of EUR 105-115 million. Previously, the Group revenue was
estimated to grow by 0-10% and the adjusted operating profit was estimated to be in the range of EUR 90-105 million. In
addition to the market outlook, the 2017 guidance is based
on the following factors: o At the end of June, 58% of the
Group order backlog was sold. o Projects already sold or
signed pre-agreements are estimated to contribute over half
of rest of 2017 revenue. o The increased share of consumer
sales in Housing Finland and CEE is likely to have a
moderate positive impact on the adjusted operating profit of the segment but the impacts of the shift toconsumers will be visible in the result gradually. o In Housing Russia, the
adjusted operating profit is estimated to be positive but to remain on a low level. Capital release actions in Russia are likely to have a negative impact on the profitability. o
Regarding the sales process of the Kasarmikatu 21 office
project in Helsinki, based on the price and terms
indications from potential investors and ongoing further
negotiations YIT estimates that the transaction will be
completed by the end of 2017. The transaction has a positive impact on the Group's adjusted operating profit. 1The
adjusted operating profit does not include material
reorganisation costs, impairment or other items impacting
comparability YIT | 70 | Investor presentation, August 2017

10 Why invest in YIT? Kasarmikatu 21 office building
Helsinki, Finland

Trends and drivers provide long-term growth opportunities

Growing need for new apartments, services and infrastructure
Urbanisation Metropolitan areas growing and becoming denser, migration to growth centres Need for infrastructure and
mixed use construction Our answers We focus on growth
centres in all of our operating countries We invest in
hybrid projects Demographic Changes Ageing population
Smaller family sizes and growing number of households We are active in the construction of care facilities We focus on
small and affordable apartments New business opportunities
Digitalisation Consumers demand services 24/7 online New
services for occupancy time increase Need for more flexible
work premises We develop the digital YIT Plus service We
focus on building and developing concepts for flexible
premises Poor condition of buildings and infrastructure
Significant need for renovation construction The emptying of office properties in Finland creates opportunities for
changing the uses of buildings We invest in renovation
construction In infrastructure projects, we develop our
alliance and PPP project expertise Megatrends driving market development URBANISATION SUSTAINABLE DEVELOPMENT
DIGITALISATION YIT | 72 | Investor presentation, August 2017

Strong market position in all markets

Market sizes in 2016 Euroconstruct and Forecon, estimates
YIT Position and 2016 residential start-ups Market leader in
Finland 2,877 units 32,900 residential start-ups Infra
construction EUR 6,5 bn Business premises EUR 11,4 bn The
Baltics, total: 17,100 residential completions Business
premises EUR 3,6 bn Among the top players in CEE 1,300 units
170,000 residential start-ups 25,700 residential start-ups
19,000 residential start-ups Business premises EUR 2.2 bn
1,100,000 residential completions; St. Petersburg 50,000
Moscow region 146,000 Moscow 49,000 Largest foreign
residential developer in Russia 2,782 units YIT | 73 |
Investor presentation, August 2017

YIT's competitive edges

o High-quality brand and reputation as a reliable company o
Innovative concepts and effective design management o Strong plot reserve and development capabilities o Broad special
expertise and strong references o Ability to construct
demanding projects that combine housing, business premises
and infrastructure o Broad partner network and excellent
cooperation with stakeholders "Best developer in Finland",
Euromoney Real Estate Survey 2015 "Developer of the year
2014" in the Czech Republic "Real estate developer of the
year 2015" in Slovakia "Best Housing Project 2014" in
Latvia, Lithuania and Slovakia YIT | 74 | Investor
presentation, August 2017

11 Appendices

Konepaja residential area Helsinki, Finland

Appendices

I. Additional financial information

II. Housing indicators III. Business premises
andinfrastructure construction indicators IV. Ownership
Wilhelm Helsinki, Finland YIT | 76 | Investor presentation,
August 2017

I Additional financial information

Cash flow of plot investments

2006 130 135 37 302 2007 93 51 15 158 2008 59 32 7 98 2009
60 13 73 2010 58 35 3 95 2011 91 39 5 135 2012 96 79 17 192
2013 88 70 13 171 2014 45 63 11 119 2015 65 13 60 138 2016
79 10 16 105 Finland Russia The CEE countries YIT | 78 |
Investor presentation, August 2017

Balanced debt portfolio

Debt portfolio at the end of the period 6/2017, EUR 649
million Bonds, 23% Commercial papers, 17% Construction stage financing, 39% Pension loans, 10% Bank loans, 11% Floating
rate, 6% Average interest rate 4.14% Fixed rate, 94% Average interest rate 2.93% Average interest rate: 3.01% Maturity
structure at the end of the period 6/2017 Maturity profile,
excluding construction stage financing (EUR million) 450 400
350 300 250 200 150 100 50 0 6/2017 6/2018 6/2019 6/2020
6/2021 6/2022 Commercial papers Pension loans Bank loans
Bonds YIT | 79 | Investor presentation, August 2017

Consolidated balance sheet

June 30, 2017 (EUR million) Revenue* 6/17 1 906 224 Assets
Inventories, WIP in particular, account for a major share
6/17 Cash and cash equivalents 35 Trade and other
receivables 224 Inventories 1 702 Non-current assets 253 2
215 WIP 893 (52%) Land areas and plot owning companies 597
(35%) Shares in completed housing and real estate companies
169 (10%) Other 42 (2%) Equity and liabilities 6/17 Other
liabilities** 153 Trade and other liabilities 403 Advances
received 477 Current borrowings 380 Non-current borrowings
269 Equity 533 2 215 Note: Figures based on Group reporting
(IFRS) * Last 12 months ** Includes deferred tax
liabilities, pension obligations, provisions and other
liabilities YIT | 80 | Investor presentation, August 2017

YIT's cost base in 2016 External services account for a
major share of YIT's costs

IFRS, EUR million (% of cost base before EBITDA) Total cost
base of EUR 1,388 million Revenue 1 678 Other operating
income 13 Change in inventories* 27 Personnel expenses 250
(18%) External services 892 (64%) Materials and supplies 245
(18%) Other items, net** 282 EBITDA 49 Depreciation and
value adj.* 31 EBIT 18 *) Adjusted for interest expenses
included in operating profit **) Includes: Other operating
expenses, share of results in associated companies and
production for own use NOTE: Figures based on Group
reporting (IFRS) Indicative cost structure of a Finnish
residential project 10-15% Margin on EBIT-level less than
10% Fixed costs and marketing 10-15% Labour 35-45% Materials
~10% Design and project management 15-20% Plot and infra
YIT | 81 | Investor presentation, August 2017

# Construction stage financing

**Financing of construction in a typical residential development project in Finland:**

- YIT's subsidiary YIT Construction sells the contract receivables from Housing corporations (also owned by YIT) to financial institutions
    - Due upon completion
    - Sold in line with the progress of the project
- Customers' down payments 15% of value

→ **Financing for construction**

**Limited refinancing risk:**

- Sold receivables are included in current borrowings as they are linked to current assets. However, there is limited refinancing risk:
- Upon completion, Housing corporations pay for the construction by drawing housing corporation loans
    - 50-70% loan-to-value
    - +20 year maturities
    - The terms and conditions are agreed upon already when starting construction
- Customers pay the rest of the sales price

→ **Refinancing of the sold receivables**

- After completion the unsold apartments are in YIT's balance sheet as shares in housing corporations. Their share in the housing corporation loans is included in current borrowings as the loans are linked to current assets.

**During construction:**



YIT
Customers
Customer payments (15%)
YIT Construction
Housing corporations
Debt
Receivables, sold to banks
Financial institutions

**Upon completion:**



YIT
Customers
Customer payments (25%)
Payment for construction costs
YIT Construction
Housing corporations
Repayment of debt
Housing corporation loans (60%)
Financial institutions

YIT | 82 | Investor presentation, August 2017

Business model in self-developed housing varies between
countries Finland Plot development DD and market analysis o
Zoning o Permitting o Design management Construction o
Duration 12-15 months o 1 phase: less than 50 apartments
Sales Pre-marketing o Own sales network, o ~80% sold before
completion o Sales tactics and price mgmt Cash flow profile
o Plot acquisitions financed with debt/cash o Pre-agreements subject to zoning o In large area projects, payments in
instalments o During construction customers pay 15% down
payments at signing o Construction financed mostly by
selling receivables Russia Plot development DD and market
analysis o Zoning o Permitting o Social infra and utilities
planning o Design mgmt Construction o Duration 14-20 months
o 1 phase: >100 apartments Sales Service o Own sales
network, o ~80% sold before completion o Sales tactics and
price mgmt Cash flow profile o Plot acquisitions financed
with debt/cash o Payments increasingly in instalments o
Construction financed mostly with customer payments o 100%
upfront payments in most of the deals YIT | 83 | Investor
presentation, August 2017

II Housing indicators

Finland Start-ups expected to decrease slightly in 2017 and
2018 Residential start-ups (units) 2006 19 042 16 531 35 573
2007 16 696 15 337 32 033 2008 11 868 11 493 23 361 2009 14
102 9 283 23 385 2010 21 048 12 477 33 525 2011 21 193 11
614 32 807 2012 20 070 9 772 29 842 2013 19 661 8 117 27 778
2014 19 403 6 870 26 273 2015 25 900 6 500 32 400 2016 30
800 6 700 37 500 2017F 25 200 7 300 32 500 2018F 23 100 7
900 31 000 Block of flats and terraced houses Single family
houses and other Prices of new dwellings (index 2010=100)
130 125 120 115 110 105 100 95 90 2010 2011 2012 2013 2014
2015 2016 2017

Finland Capital region Rest of Finland Consumers' views on
economic situation in one year's time (balance) Own economy
Finland's economy 30 20 10 0 -10 -20 -30 1995 1996 1997 1998
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010
2011 2012 2013 2014 2015 2016 2017 Volume of new mortgages
and average interest rate (EUR million, %) % 3 500 16 3 000
14 2 500 12 2 000 10 1 500 8 1 000 6 500 4 2 0 0 1990 1991
1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015
2016 2017 New drawdowns of housing loans, left axis Average
interest rate of new housing loans, right axis Sources:
Residential start-ups: 2006-2014 Statistics Finland; 2015 -
2018F Euroconstruct, June 2017, Consumer confidence:
Statistics Finland, Residential prices: Statistics Finland,
Loans and Interest rates: Bank of Finland YIT | 85 |
Investor presentation, August 2017

Finland Housing indicators have improved slightly

Unsold completed units (residential development projects)
3000 2500 2000 1500 1000 500 0 2002 2003 2004 2005 2006 2007
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017
Construction cost index (2005=100) 130 125 120 115 110 105
100 98 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
2015 2016 2017 Total index Labour Materials Other inputs
Residential building permits, start-ups and completions
(million m3) Million m3, 12 month sum Permits Completions
Starts 18 16 14 12 10 8 6 4 2 0 2007 2008 2009 2010 2011
2012 2013 2014 2015 2016 2017 Construction confidence
(balance) 40 20 0 -20 -40 -60 -80 2005 2006 2007 2008 2009
2010 2011 2012 2013 2014 2015 2016 2017 Unsold completed
units: Confederation of Finnish Construction Industries RT,
Residential building permits, Start-ups and completions:
Confederation of Finnish Construction Industries RT,
Construction cost index: Statistics Finland, Construction
confidence: Confederation of Finnish Industries EK YIT | 86
| Investor presentation, August 2017 YIT | 86 | Investor
presentation, August 2017

The Baltic Countries Residential construction is expected to level off

Residential completions in Estonia (units) 2008 4 200 1 100
5 300 2009 2 000 1 000 3 000 2010 1 500 800 2 300 2011 1 208
710 1 918 2012 1 120 870 1 990 2013 1 113 966 2 079 2014 1
780 976 2 756 2015 2 699 1 270 3 969 2016 3 221 1 511 4 732
2017F 4 100 1 500 5 600 2018F 3 500 1 400 4 900 Block of
flats Single family houses Residential completions in
Lithuania (units) 2008 7 800 4 000 11 800 2009 5 400 4 000 9
400 2010 700 3 000 3 700 2011 1 251 3 815 5 066 2012 1 879 3
342 5 221 2013 2 329 3 597 5 926 2014 2 933 4 691 7 624 2015
4 059 6 118 10 177 2016 5 179 7 524 12 703 2017F 5 600 5 700
11 300 2018F 5 000 5 200 10 200 Block of flats Single family houses Residential completions in Latvia (units) 2008 6 100
2 000 8 100 2009 2 400 1 800 4 200 2010 400 1 500 1 900 2011
1 640 1 022 2 662 2012 716 1 371 2 087 2013 861 1 376 2 237
2014 1 239 1 392 2 631 2015 1 106 1 136 2 242 2016 1 066 1
134 2 200 2017F 1 000 1 100 2 100 2018F 1 100 1 200 2 300
Block of flats Single family houses New residential
construction volume (EUR million) Lithuania Latvia Estonia 1
800 1 600 1 400 1 200 1 000 800 600 400 200 0 2013 2014 2015
2016 2017F 2018F Source: Euroconstruct, June 2017 YIT | 87 |
Investor presentation, August 2017

The Czech Republic, Slovakia and Poland Start-ups forecasted to grow in the Czech Republic Residential start-ups in the
Czech Republic (units) 2008 18 400 25 100 43 500 2009 16 600
20 700 37 300 2010 9 800 18 400 28 200 2011 8 600 18 900 27
500 2012 7 800 16 000 23 800 2013 8 400 13 700 22 100 2014
10 700 13 700 24 400 2015 11 400 15 000 26 400 2016 10 000
17 200 27 200 2017F 12 600 18 000 30 600 2018F 13 400 18 800
32 200 Block of flats Single family houses Residential
start-ups in Poland (units) 2008 78 400 96 300 174 700 2009
53 100 89 800 142 900 2010 71 600 86 500 158 100 2011 71 700
90 500 162 200 2012 62 100 79 700 141 800 2013 54 700 72 700
127 400 2014 73 400 74 700 148 100 2015 89 200 79 200 168
400 2016 90 300 83 600 173 900 2017F 90 000 82 000 172 000
2018F 95 000 85 000 180 000 Block of flats Single family
houses Residential start-ups in Slovakia (units) 2008 14 600
13 800 28 400 2009 9 200 11 100 20 300 2010 6 600 9 600 16
200 2011 3 300 9 400 12 700 2012 4 000 9 100 13 100 2013 5
500 9 200 14 700 2014 6 200 9 600 15 800 2015 8 500 11 100
19 600 2016 8 400 13 000 21 400 2017F 8 000 12 000 20 000
2018F 7 500 11 000 18 500 Block of flats Single family
houses New residential construction volume (EUR million) 3
500 12 000 3 000 10 000 2 500 8 000 2 000 6 000 1 500 4 000
1 000 500 2 000 0 0 2013 2014 2015 2016 2017F 2018F Czech
Republic Slovakia Poland, right axis Source: Euroconstruct,
June 2017 YIT | 88 | Investor presentation, August 2017

Russia Housing indicators House prices in primary markets
(thousand RUB per sq. m.) 110 220 100 200 90 180 80 160 70
140 60 120 50 100 40 80 30 60 20 40 1/2009 07/2010 10/2011
4/2012 10/2012 4/2013 10/2013 4/2014 10/2014 4/2015 10/2015
4/2016 10/2016 Yekaterinburg Rostov-on-Don Kazan St.
Petersburg Moscow (right axis) Inflation in building
materials (%) 12% 10% 8% 6% 4% 2% 0% 6/2011 12/2011 6/2012
12/2012 6/2013 12/2013 6/2014 12/2014 6/2015 12/2015 6/2016
12/2016 New residential construction volume (EUR billion*)
55 50 45 40 35 30 25 20 2013* 2014 2015 2016F 2017F 2018F
2019F *At 2016 prices, excluding taxes. 1 EUR = 74.144
rubles Consumer confidence 0 -5 -10 -15 -20 -25 -30 -35 -40
3/2009 3/2010 3/2011 3/2012 3/2013 3/2014 3/2015 Consumer
confidence Long-term average** Sources: House prices: YIT,
New residential construction volume: Euroconstruct, June
2017, Inflation in building materials: PMR Construction
review, April 2017, Consumer confidence: Bloomberg **Average
12/1998-6/2017 YIT | 89 | Investor presentation, August 2017

III Business premises andinfrastructure construction
indicators

New non-residential construction forecasted to pick
upslightly in the Baltic countries in 2017 New
non-residential construction volumes (index 2013=100) 220
200 180 160 140 120 100 80 60 40 2013 2014 2015 2016 2017F
2018F Finland Estonia Latvia Lithuania Slovakia New
non-residential construction in the Baltic countries (EUR
million) 1 000 900 800 700 600 500 400 300 200 100 0 2013
2014 2015 2016 2017F 2018F Estonia Latvia Lithuania New
non-residential construction in Finland (EUR million) 1 600
1 400 1 200 1 000 800 600 400 200 0 2013 2014 2015 2016
2017F 2018F Office buildings Commercial buildings Industrial buildings New non-residential construction in Slovakia (EUR
million) 700 600 500 400 300 200 100 0 2013 2014 2015 2016
2017F 2018F Office buildings Commercial buildings Industrial buildings Sources: Euroconstruct and Forecon, June 2017 YIT
| 91 | Investor presentation, August 2017

Finland Prime yields expected to decrease slightly

Prime yields in Helsinki Metropolitan Area (%) 6.75% 4.70%
4.50% % 9 8 7 6 5 4 Q4 06 Q4 07 Q4 08 Q4 09 Q4 10 Q4 11 Q4
12 Q4 13 Q4 14 Q4 15 Q4 16 Office Retail
Industrial/Logistics Particulary long lease agreements
decrease yields by 0.1-0.5% points. Office yields in
Helsinki Metropolitan Area, % 6.80% 6.30% 5.80% 5.60% 4.50%
% 8 7 6 5 4 Q4 06 Q4 07 Q4 08 Q4 09 Q4 10 Q4 11 Q4 12 Q4 13
Q4 14 Q4 15 Q4 16 CBD Ruoholahti Keilaniemi Leppavaara
Aviapolis Particulary long lease agreements decrease yields
by 0.1-0.5% points. Source: Catella Finland Market
Indicator, March 2017 Vacancy rates in Helsinki Metropolitan
Area (%) 13.9% 6.1% 5.3% % 14 12 10 8 6 4 2 0 Q4 00 Q4 02 Q4
04 Q4 06 Q4 08 Q4 10 Q4 12 Q4 14 Q4 16 Retail Office
Industrial and logistics Prime yields in growth centres, %
8.00% 7.75% 7.50% 7.25% 6.75% % 9 8 7 6 Q4 06 Q4 07 Q4 08 Q4
09 Q4 10 Q4 11 Q4 12 Q4 13 Q4 14 Q4 15 Q4 16 Tampere Turku
Oulu Lahti Jyvaskyla Vaasa Particulary long lease agreements decrease yields by 0.1-0.5% points. Source: Catella Finland
Market Indicator, March 2017 YIT | 92 | Investor
presentation, August 2017

The Baltic countries Yields are expected decrease slightly

Prime office yields in the Baltic countries (%) 10 9 8 7 6
2010 2011 2012 2013 2014 2015 2016 2017E 2018E 2019E Tallinn
Riga Vilnius Prime retail yields in the Baltic countries (%)
10 9 8 7 6 2010 2011 2012 2013 2014 2015 2016 2017E 2018E
2019E Tallinn Riga Vilnius Prime office rents in the Baltic
countries, (%, EUR / sq. m. / year) 6 240 210 5 180 150 4
120 3 90 2 60 1 30 0 0 Tallinn Riga Vilnius Average Annual
Rental Growth 2011-2016 (left axis) Average Annual Rental
Growth 2017E-2017E (left axis) Rent Level 2017E (right axis)
Prime retail rents in the Baltic countries, (%, EUR / sq. m.
/ year) 3 300 2.5 250 2 200 1.5 150 1 100 0.5 50 0 0 Tallin
Riga Vilnius Average Annual Rental Growth 2011-2016 (left
axis) Average Annual Rental Growth 2017E-2017E (left axis)
Rent Level 2017E (right axis) Source: Newsec Property
Outlook, March 2017 YIT | 93 | Investor presentation, August
2017

Infrastructure construction in Finland Market expected to
remain stable in 2017

Infrastructure market in Finland (EUR million) 7 000 6 000 5
000 4 000 3 000 2 000 1 000 0 2013 2014 2015 2016 2017F
2018F New Renovation Infrastructure sectors in Finland
(2016) Other 11 % Roads 35 % Railways 14 % Other transport 3
% Telecommunications 11% Energy and water works 25% Sources:
Euroconstruct, June 2017 YIT | 94 | Investor presentation,
August 2017

IV Ownership

YIT's major shareholders

Shareholder Shares % of share capital 1. Varma Mutual
Pension Insurance Company 12,000,000 9.43 2. OP Funds
5,778,951 4.54 3. Herlin Antti 4,710,180 3.70 4. Elo Mutual
Pension Insurance Company 3,335,468 2.62 5. The State
Pension Fund 2,975,000 2.34 6. Danske Invest funds 2,944,963
2.31 7. Ilmarinen Mutual Pension Insurance Company 2,037,573
1.60 8. OP Cooperative 1,536,264 1.21 9. Aktia funds
1,530,000 1.20 10. Etera Mutual Pension Insurance Company
1,410,000 1.11 Ten largest total 38,258,399 30.07 Nominee
registered shares 27,570,342 21.67 Other shareholders
61,394,681 48.26 Total 127,223,422 100.00 Number of
shareholders and share of non-Finnish ownership, July 31,
2017 12/2003 4 928 22,1% 12/2004 7 456 27,9% 12/2005 9 368
39,9% 12/2006 14 364 45,9% 12/2007 15 265 52,9% 12/2008 25
515 36,5% 12/2009 29 678 38,7% 12/2010 32 476 37,9% 12/2011
36 547 32,2% 12/2012 36 064 34,8% 12/2013 43 752 33,8%
12/2014 44 312 29,3% 12/2015 41 944 26,3% 12/2016 40 016
29,5% 7/2017 42 158 22,3% Number of shareholders Non-Finnish
ownership, % of share capital YIT | 96 | Investor
presentation, August 2017

Disclaimer
This presentation has been prepared by, and the information
contained herein (unless otherwise indicated) has been
provided by YIT Corporation (the "Company"). By attending
the meeting where this presentation is made, or by reading
the presentation slides, you agree to be bound by the
following limitations. This presentation is being furnished
to you solely for your information on a confidential basis
and may not be reproduced, redistributed or passed on, in
whole or in part, to any other person. This presentation
does not constitute or form part of and should not be
construed as, an offer to sell, or the solicitation or
invitation of any offer to buy, acquire or subscribe for,
securities of the Company or any of its subsidiaries in any
jurisdiction or an inducement to enter into investment
activity.Nopart of this presentation, nor the fact of its
distribution, should form the basis of, or be relied on in
connection with, any contract or commitment or investments
decision whatsoever. The information contained in this
presentation has not been independently verified. No
representation, warranty or undertaking, expressed or
implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the
information or the opinions contained herein. Neither the
Company nor any of its respective affiliates, advisors or
representatives nor any other person shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of the Company and the transactions discussed
in this presentation, including the merits and risks
involved. This presentation includes "forward-looking
statements". These statements contain the words
"anticipate", "will", "believe", "intend", "estimate",
"expect" and words of similar meaning. All statements other
than statements of historical facts included in this
presentation, including, without limitation, those regarding the Company's financial position, business strategy, plans
and objectives of management for future operations are
forward-looking statements. Such forward-looking statements
involve known and unknown risks, uncertainties and other
important factors that could cause the actual results,
performance or achievements of the Company to be materially
different from future results, performance or achievements
expressed or implied by such forward-looking statements.
Such forward-looking statements are based on numerous
assumptions regarding the Company's present and future
business strategies and the environment in which the Company will operate in the future. These forward-looking statements speak only as at the date of this presentation. The Company
expressly disclaims any obligation or undertaking to
disseminate any updates or revisions to any forward-looking
statements contained herein to reflect any change in the
Company's expectations with regard thereto or any change in
events, conditions or circumstances on which any such
statement is based. The Company cautions you that
forward-looking statements are not guarantees of future
performance and that its actual financial position, business strategy, plans and objectives of management for future
operations may differ materially from those made in or
suggested by the forward-looking statements contained in
this presentation. In addition, even if the Company's
financial position, business strategy, plans and objectives
of management for future operations are consistent with the
forward-looking statements contained in this presentation,
those results or developments may not be indicative of
results or developments in future periods. Neither the
Company nor any other person undertakes any obligation to
review or confirm or to release publicly any revisions to
any forward-looking statements to reflect events that occur
or circumstances that arise after the date of this
presentation. YIT | 97 | Investor presentation, August 2017

# Disclaimer

**Important information regarding the merger of YIT and Lemminkäinen**
The information contained in this presentation regarding the merger of YIT Corporation ("YIT") and Lemminkäinen Corporation ("Lemminkäinen") (unless otherwise indicated) has been provided by YIT and Lemminkäinen. By attending the meeting where this presentation is made, or by reading the presentation slides, you agree to be bound by the following limitations. This presentation is being furnished to you solely for your information on a confidential basis and may not be reproduced, redistributed or passed on, in whole or in part, to any other person.
This presentation does not constitute a notice to an extraordinary general meeting or a merger prospectus and as such, does not constitute or form part of and should not be construed as, an offer to sell, or the solicitation or invitation of any offer to buy, acquire or subscribe for, any securities or an inducement to enter into investment activity. Any decision with respect to the proposed statutory absorption merger of Lemminkäinen into YIT (the "Merger") should be made solely on the basis of information to be contained in the actual notices to the extraordinary general meeting of YIT and Lemminkäinen, as applicable, and the merger prospectus related to the Merger as well as on an independent analysis of the information contained therein. You should consult the merger prospectus for more complete information about YIT, Lemminkäinen, their respective subsidiaries, their respective securities and the Merger.
The distribution of this presentation may be restricted by law and persons into whose possession any document or other information referred to herein comes should inform themselves about and observe any such restrictions. The information contained herein is not for publication or distribution, directly or indirectly, in or into Canada, Australia, Hong Kong, South Africa or Japan. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This presentation and any materials distributed in connection with this presentation are not directed to, or intended for distribution to or use by, any person or entity that is a citizen or resident or located in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction.
No part of this presentation, nor the fact of its distribution, should form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever. The information contained in this presentation has not been independently verified. No representation, warranty or undertaking, expressed or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or the opinions contained herein. Neither YIT nor Lemminkäinen, nor any of their respective affiliates, advisors or representatives or any other person, shall have any liability whatsoever (in negligence or otherwise) for any loss however arising from any use of this presentation or its contents or otherwise arising in connection with the presentation. Each person must rely on their own examination and analysis of YIT, Lemminkäinen, their respective subsidiaries, their respective securities and the Merger, including the merits and risks involved.
This presentation includes "forward-looking statements." These statements may not be based on historical facts, but are statements about future expectations. When used in this presentation, the words "aims," "anticipates," "assumes," "believes," "could," "estimates," "expects," "intends," "may," "plans," "should," "will," "would" and similar expressions as they relate to YIT, Lemminkäinen, the Merger or the combination of the business operations of YIT and Lemminkäinen identify certain of these forward-looking statements. Other forward-looking statements can be identified in the context in which the statements are made. Forward-looking statements are set forth in a number of places in this presentation, including wherever this presentation include information on the future results, plans and expectations with regard to the combined company's business, including its strategic plans and plans on growth and profitability, and the general economic conditions. These forward-looking statements are based on present plans, estimates, projections and expectations and are not guarantees of future performance. They are based on certain expectations, which, even though they seem to be reasonable at present, may turn out to be incorrect. Such forward-looking statements are based on assumptions and are subject to various risks and uncertainties. Shareholders should not rely on these forward-looking statements. Numerous factors may cause the actual results of operations or financial condition of the combined company to differ materially from those expressed or implied in the forward-looking statements. Neither YIT nor Lemminkäinen, nor any of their respective affiliates, advisors or representatives or any other person undertakes any obligation to review or confirm or to release publicly any revisions to any forward-looking statements to reflect events that occur or circumstances that arise after the date of this presentation. The combined financial information is presented for illustrative purposes only. The combined income statement information has been calculated assuming the activities had been included in one entity from the beginning of each period. The preliminary revenue, adjusted operating profit and operating profit of the combined company have been calculated as a sum of combined financial information for the twelve months ended 31 December 2016. The combined financial information is based on a hypothetical situation and should not be viewed as pro forma financial information.
This presentation includes estimates relating to the synergy benefits expected to arise from the Merger and the combination of the business operations of YIT and Lemminkäinen, which have been prepared by YIT and Lemminkäinen and are based on a number of assumptions and judgments. Such estimates present the expected future impact of the Merger and the combination of the business operations of YIT and Lemminkäinen on the combined company's business, financial condition and results of operations. The assumptions relating to the estimated synergy are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause the actual synergy benefits from the Merger and the combination of the business operations of YIT and Lemminkäinen, if any, to differ materially from the estimates in this presentation. Further, there can be no certainty that the Merger will be completed in the manner and timeframe described in this presentation, or at all.

**Notice to Lemminkäinen Corporation Shareholders in the United States**
The YIT Corporation shares to be issued in connection with the merger have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.
YIT Corporation and Lemminkäinen Corporation are Finnish companies and the issuance of YIT Corporation shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any financial statements or other financial information included on this presentation may have been prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.
It may be difficult for U.S. shareholders of Lemminkäinen Corporation to enforce their rights and any claims they may have arising under U.S. federal securities laws in connection with the merger, since YIT Corporation and Lemminkäinen Corporation are located in non-U.S. jurisdictions, and some or all of YIT Corporation's and Lemminkäinen Corporation's officers and directors may be residents of countries other than the United States. As a result, U.S. shareholders of Lemminkäinen Corporation may not be able to sue YIT Corporation or Lemminkäinen Corporation or their respective officers and directors in a court in Finland for violations of U.S. federal securities laws. Further, it may be difficult to compel YIT Corporation or Lemminkäinen Corporation to subject themselves to the jurisdiction or judgment of a U.S. court.
Lemminkäinen Corporation's shareholders should be aware that YIT Corporation may purchase Lemminkäinen Corporation's shares otherwise than under the merger, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed merger.

YIT | 98 | Investor presentation, August 2017

Together we can do it.